SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2012

HORIZONTAL MARKETING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-178000	30-0523156
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

857 E. Southfork Drive Draper, Utah 84040
(Address of principal executive offices)
801-562-3200
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Horizontal Marketing Corp.

From 8-K

Current Report

Item 5.01. Changes in Control of Registrant

On August 30, 2012, Anthony E. Sklar and Gerald E. Sklar each acquired 1,400,000 shares of Horizontal Marketing Corp. (the “Company”) from a third party.

On September 4, 2012, Bradley R. Jones, the former President and controlling shareholder of the Company, entered into a Stock Purchase Agreement with Anthony E. Sklar, Gerald E. Sklar, Marion Freijsen and Adriaan Reinders, whereby Mr. Jones sold all of his 5,000,000 restricted shares of the Company, $0.001 par value per share (the “Shares”), and Anthony E. Sklar purchased 550,000 Shares, Gerald E. Sklar purchased 550,000 Shares, Marion Freijsen purchased 1,950,000 Shares, and Adriaan Reinders purchased 1,950,000 Shares.

As a result of the aforementioned transactions, the following four shareholders collectively own 7,800,000 shares of the Company’s common stock as set forth below which consists 88.86% of the total 8,800,000 issued and outstanding shares of the Company’s common stock as follows:

Marion Freijsen …………… 1,950,000 Shares;

Adriaan Reinders .………… 1,950,000 Shares;

Gerald Sklar ………………. 1,950,000 Shares; and

Anthony Sklar …………….. 1,950,000 Shares.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 5, 2012, the Board of Directors appointed that the following persons as directors of the Corporation to serve until the next annual meeting of the shareholders and until their successors are duly appointed:

Adriaan Reinders;

Gerald E. Sklar;

Anthony E. Sklar;

Marion Freijsen;

Michael Wehrs;

James E. Solomon; and

Thomas Trainer.

Also on September 5, 2012, the Board of Directors appointed the following persons as officers of the Corporation to serve until the next annual meeting of Directors or until their successors have been elected and qualified:

Chairman of the Board …………….……Gerald E. Sklar

Chief Executive Officer…………………Gerald E. Sklar

President …………..…………………….Adriaan Reinders

Chief Financial Officer ………………….Robert Nickolas Jones

Chief Operating Officer ………….……...Marion Freijsen

Chief Technology Officer ……..........…..Anthony E. Sklar

Secretary …….………….………..……...Gerald E. Sklar

Following the appointment of the above named officers and directors, Bradley R. Jones resigned as an officer and director of the Corporation.

Gerald E. Sklar – Chairman of the Board, CEO and Secretary.

Mr. Sklar has more than 50 years of management and financial expertise, and he has raised more than two hundred million dollars in financing for public and non-public companies.  Mr. Sklar currently serves as the President, Chief Executive Officer (CEO) and Chairman of the Board of bNET Communications, Inc. – a content aggregator,  internet broadcasting company and an accredited media organization that creates and distributes video content pertaining to new technology, primarily at corporate and consumer events, trade shows, and conferences. The company specializes in streaming live broadcasts of corporate annual meetings over the Internet for many large and small firms, streaming awards shows for various business sectors, and providing extensive conference coverage for a variety of fields, including mobile, healthcare, display, wireless, and other technologies. The company provides more than 2.5 million streams per month, and has a global audience exceeding 7 million. Since 2001, Mr. Sklar has also served as the President, CEO and Chairman of the Board of bNET Communications’ parent corporation, Winmax Trading Group, Inc.  Mr. Sklar’s experience includes serving as an Officer and Director of American Benefits Group, Inc., a gem resource mining firm with operations in Madagascar (1997 – 2002); and a Director of Seabord Life Insurance Company, where he helped lead a merger team to acquire other insurance companies.  Since 1989, Mr. Sklar has also been self-employed in the field of finance.  Mr. Sklar holds a Bachelor of Arts Degree in Economics from the University of British Columbia in Vancouver, British Columbia, Canada.  After graduation, he worked as an accountant and auditor for a Vancouver accounting firm from 1964 – 1970.

Adriaan Reinders – Director and President

Mr. Reinders has more than 40 years’ experience in the information technology industry.  His areas of expertise include strategic development, business development, corporate finance, sales leadership, technology, business consulting, and operations management.  Mr. Reinders has launched numerous businesses from the ground-up, growing and selling them through all economic cycles.  He is the Co-Founder and Chief Executive Officer (CEO) of E-Factor Corp., a global social network for entrepreneurs providing them with online and offline support regarding funding, business development, cost savings and knowledge Mr. Reinders oversees the daily operations of the company, and his responsibilities include locating funds for company expansion.   Mr. Reinders is also the Co-Founder and until 2010 served as an Executive Board Member of OHM Inc., a sales consulting firm serving emerging technology companies.  Further, he was a founder and served as the Acting Chief Executive Officer of Supply Chain Solutions B.V., a global business solutions firm specializing in supply chain management and software services for the U.S. pharmaceutical manufacturers and large European retailers. In 989, Mr. Reinders founded Rijnhaave, a Netherlands information technology company specializing in systems integration, and subsequently executed six acquisition transactions in the Netherlands and the U.S. before selling the company to Syntegra, a subsidiary of British Telecom.  In 1975, Mr. Reinders founded Microlife, a Netherlands information technology firm specializing in customer services and training for mainframe environments.  Mr. Reinders’ extensive engagements include serving as a board member of the Kelley School of Business at the University of Indiana, the Executive Chairman of Artilium (a publicly held company), and a former Board Member of Global IT Division of British Telecom.  He is also a frequent speaker and a published author with books on entrepreneurial networking and social media.  Mr. Reinders holds a degree in Social Geography from the University of Amsterdam.

Marion Freijsen – Director and Chief Operating Officer

Ms. Freijsen is the Co-Founder and Chief Operating Officer (COO) of E-Factor Corp., a global social network for entrepreneurs providing them with online and offline support regarding funding, business development, cost savings and knowledge.  Ms. Freijsen built the E-Factor network to 100,000 members in four years, and currently E-Factor has approximately 700,000 members in the U.S. and provides 60 events annually across the U.S.  Ms. Freijsen is also the owner of Elegio BV, a Netherlands company providing business consulting and management expertise in the areas of strategy, vision, finance, international expansion and business development for clients such as ING, Lloyds, BASF and Numico.  In addition, Ms. Freijsen is the founder and the former Chief Executive Officer (CEO) and Executive Board Member of OHM Inc., a sales consulting firm serving emerging technology companies.  Ms.

Freijsen launched OHM Business Development with no outside investment, and in five years she established a portfolio of more than 100 clients.  Her expertise includes arranging meetings for clients with the senior management and/or board members of Fortune 1500 companies, such as HSBC, Barclays Bank, ING, BP, Shell and Exxon.  Ms. Freijsen’s background also includes serving as a former Vice President (Central Europe) for Currenex Ltd., Commercial Director of Speedport NV, Country Manager (Benelux) for Newsedge Corp., Major Account Manager for ICV Ltd. / S&P Comstock, and Account Manager for Bloomberg Financial Markets.  Ms. Freijsen is the author of several books on entrepreneurial networking and social media, and she is a frequent speaker at global conferences in Boston, San Francisco, New York and Berlin.  Ms. Freijsen holds a marketing degree from the Chartered Institute of Marketing in London.

Anthony E. Sklar – Director and Chief Technology Officer

Mr. Sklar has more than 10 years of experience in the management and technical areas of internet broadcasting. One of the pioneers of online video broadcasting,  he currently serves as the Chief Operating Officer (COO) and Director of bNET Communications, Inc. – a content aggregator,  internet broadcasting company and an accredited media organization that creates and distributes video content pertaining to new technology, primarily at corporate and consumer events, trade shows, and conferences. The company specializes in streaming live broadcasts of corporate annual meetings over the Internet for many large and small firms, streaming awards shows for various business sectors, and providing extensive conference coverage for a variety of fields, including mobile, healthcare, display, wireless, and other technologies. The company provides more than 2.5 million streams per month, and has a global audience exceeding 7 million.  A founding member of bNET, Mr. Sklar is the lead anchor, managing editor and Director of Programming for the award-winning network.  In his leadership role, Mr. Sklar has been instrumental in the growth of the company.  As an accomplished anchor, Mr. Sklar has interviewed many heads of state, government officials, and organizational leaders from around the globe, as well as many corporate leaders, including Allan Mulally, Ted Turner, and Anne Bouverot.  Further, Mr. Sklar has more than 10 years of experience in the financial sector, beginning with on-the-ground-reporting at the NYSE, the NASDAQ and the NYMEX.  Mr. Sklar has completed many courses in the financial services field, including financial planning, and the required CFA classes. His diverse educational background also includes studies in Biology, Life Sciences, Biotechnology and Anthropology.

Robert Nickolas Jones – Chief Financial Officer

Mr. Jones  received a Bachelor of Arts degree in Economics from Brigham Young University in 2002, before attending Delta Connections Academy to become a professional airline pilot.  After working as a pilot for Mesa Airlines, in 2007 Mr. Jones began working as an accounting consultant for for J&J Consultants, LLC, in Farmington, Utah.  During his time at J&J Consultants, Mr. Jones has provided accounting services for various private and public companies, as well as the SEC Edgarizing services for public companies.  Mr. Jones is also currently serving as the CFO of AD Systems, Inc.  He lives in Clearfield, Utah, and is working towards a Master’s Degree in Accounting at Weber State University

Michael Wehrs – Director

Mr. Wehrs has extensive experience in the wireless industry, having held several key positions.  Currently, he is the Chief Executive Officer (CEO) and President of Scanbuy – a global provider of mobile barcode solutions that use the camera phone to allow users to access product descriptions, coupons,  contests, promotions and other information.  The Company’s Cloud-based code management platform is used by numerous well-recognized brands, including the Olympics, Coca Cola, Staples, Home Depot, Panasonic, and HP.  Since joining Scanbuy, Mr. Wehrs has secured 8 million dollars in funding, deployed two monetization strategies, doubled the size of the organization, closed 45 annual contracts to license the Scanlife platform, and substantially grown the revenues of the company.  Most recently, Mr. Wehrs was the Global CEO and President of the Mobile Marketing Association (MMA). There, he directed all activities of the MMA and provided leadership for its 700 members, representing more than 40 countries worldwide, including aggregators, agencies, brands, carriers, and developers. Mr. Wehrs has also held executive management positions at Nuance Communications, Inc., Microsoft Corporation, AOL, Ignition

Corp., Sony and Samsung Electronics.  He has sat on a number of industry standards boards, including CTIA, OMA, .mobi, Bluetooth SIG, WAP Forum, and QIC committees.  He is currently a Director of bNET Communications, Inc., and is an advisor to several notable companies in the mobile and marketing industries.  Mr. Wehrs holds a Bachelor of Science degree in Computer and Information Science from the Syracuse University.

James E. Solomon – Director

Mr. Solomon is a Certified Public Accountant (CPA) and has served as a Chief Financial Officer (CFO), Director and Audit Committee Chairman of several publicly held companies.  Since 2008, Mr. Solomon has been the Chief Financial Officer and a Director of Broadcast International.  From 2001 – 2008, he served as a Director of Nevada Chemicals Company, and from 1990 – 2001, he was a Director of Lifshultz Industries.  Mr. Solomon has served as the Audit Committee Chairman for Broadcast International, Nevada Chemicals Company, and Lifshultz Industries, all publicly held companies.

Thomas Trainer – Director

Mr. Trainer has more than 40 years of experienced in the field of information technology, which began in 1966 when he joined Honeywell Inc.  Mr. Trainer has served as Chief Information Officer (CIO) for Citigroup, Reebok, Eli Lilly & Co., Seagram, and PepsiCo.  He has received several industry awards, including being named the “CIO of the Year” in 1994 by Information Week Mgazine in recognition of his leadership of Reebok Business Process / Information Technology Global Transformation.  Mr. Trainer was also recognized as the “CIO of the Decade” in 1998 by CIO Magazine, and he was awarded the “Albert Einstein Award” for Information Technology in Jerusalem in 2005 by the former Israeli Prime Minister, Mr. Ehud Barak.   Mr. Trainer is the former Chairman and a current Board Member of BTM Corporation, a private technology company.  He is also a former Board Member of Artilium Corp. (based in Belgium and publicly traded in London, England) and Eqmentor, a private company.

Family Relationships

Other that the father and son relationship between Gerald E. Sklar and Anthony E. Sklar, there are no other family relationships between any of the Company's directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Horizontal Marketing Corp.

Dated: September 5, 2012

/s/ Adriann Reinders

By: Adriaan Reinders

Its: President